Exhibit 99.1

STIFEL REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

Highlights for the three months ended September 30, 2015:

•	Net revenues of $591.6 million, increased 13.0% compared with the year-ago quarter.
•	Non-GAAP net income of $47.7 million, or $0.60 per diluted common share.
•	Net income of $17.2 million, or $0.22 per diluted common share.
•	Repurchased 1.5 million shares for approximately $65.9 million.
•	On November 3, 2015, the Board of Directors authorized an additional 5.0 million shares for repurchase under the current buyback plan.

Highlights for the nine months ended September 30, 2015:

•	Record net revenues of $1.75 billion, increased 7.4% compared with the year-ago period.
•	Non-GAAP net income of $152.7 million, or $1.95 per diluted share.
•	Net income of $81.2 million, or $1.04 per diluted share.

ST. LOUIS, November 4, 2015 – Stifel Financial Corp. (NYSE: SF) today reported net income of $17.2 million, or $0.22 per diluted common share on net revenues of $591.6 million for the three months ended September 30, 2015, compared with net income of $39.9 million, or $0.52 per diluted common share, on net revenues of $523.5 million for the third quarter of 2014.

For the three months ended September 30, 2015, the Company reported non-GAAP net income of $47.7 million, or $0.60 per diluted common share. These non-GAAP results exclude merger-related expenses of $30.5 million (after-tax), primarily related to the acquisition of Sterne Agee.

For the nine months ended September 30, 2015, the Company reported net income of $81.2 million, or $1.04 per diluted common share on record net revenues of $1.75 billion, compared with net income of $130.9 million, or $1.72 per diluted share, on net revenues of $1.63 billion for the comparable period in 2014.

For the nine months ended September 30, 2015, the Company reported non-GAAP net income of $152.7 million, or $1.95 per diluted share. A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

	Three Months Ended					Nine Months Ended
(in 000s)	9/30/15	9/30/14	% Change	6/30/15	% Change	9/30/15	9/30/14	% Change
Net revenues	$591,575	$523,455	13.0	$597,751	(1.0)	$1,750,308	$1,630,348	7.4
Net income	$17,179	$39,903	(56.9)	$20,888	(17.8)	$81,164	$130,886	(38.0)
Non-GAAP net income[1]	$47,705	$48,508	(1.7)	$55,091	(13.4)	$152,734	$149,235	2.3

Earnings per common share:
Basic	$0.25	$0.60	(58.3)	$0.31	(19.4)	$1.18	$1.97	(40.1)
Diluted	$0.22	$0.52	(57.7)	$0.27	(18.5)	$1.04	$1.72	(39.5)
Non-GAAP net income[1]	$0.60	$0.64	(6.3)	$0.71	(15.5)	$1.95	$1.96	(0.5)

Weighted average number of common shares outstanding:
Basic	69,633	66,691	4.4	68,370	1.8	68,675	66,344	3.5
Diluted	79,759	76,681	4.0	77,856	2.4	78,326	76,011	3.0

[1]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Chairman’s Comments

“A challenging market environment contributed to a generally slow quarter for investment banking services and fixed income trading, which negatively impacted our results. Our recent acquisitions mitigated the revenue decline in our legacy businesses and also added to our operating expenses. As a result, compared to the 2nd quarter of 2015, revenues declined by $6.1 million while non-compensation operating expenses increased $13.0 million, resulting in a decline in pre-tax operating margin from 15.5% to 12.2%.,” stated Ronald J. Kruszewski, Chairman and CEO of Stifel.

Kruszewski continued, “In the quarter, Stifel continued to build a premier balanced wealth management and institutional services company. Our operating model provides us tremendous leverage to invest in the future while at the same time providing shareholders a strong return. We are well positioned to take advantage of opportunities as they arrive and offer our clients excellent advice and services.

We expect the Barclays transaction, announced on June 8, 2015, to close on December 4, 2015. We are excited to welcome these highly talented associates to Stifel.”

Brokerage Revenues

Brokerage revenues, defined as commissions and principal transactions revenues, were $289.7 million, a 10.4% increase compared with the third quarter of 2014 and a 6.7% increase compared with the second quarter of 2015.

•	Global wealth management brokerage revenues were $169.3 million, a 7.5% increase compared with the third quarter of 2014 and a 6.6% increase compared with the second quarter of 2015.
•	Institutional equity brokerage revenues were $59.8 million, a 4.1% increase compared with the third quarter of 2014 and a 1.5% decrease compared with the second quarter of 2015.
•	Institutional fixed income brokerage revenues were $60.6 million, a 27.6% increase compared with the third quarter of 2014 and a 16.6% increase compared with the second quarter of 2015.

Investment Banking Revenues

Investment banking revenues were $118.8 million, which was consistent with the third quarter of 2014 and a 25.2% decrease compared with the second quarter of 2015.

•	Equity capital raising revenues were $36.6 million, a 29.2% decrease compared with the third quarter of 2014 and a 31.3% decrease compared with the second quarter of 2015.
•	Fixed income capital raising revenues were $32.4 million, a 101.7% increase compared with the third quarter of 2014 and a 22.8% decrease compared with the second quarter of 2015.
•	Advisory fee revenues were $49.8 million, a 2.3% decrease compared with the third quarter of 2014 and a 21.8% decrease compared with the second quarter of 2015.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $130.6 million, a 35.2% increase compared with the third quarter of 2014 and a 8.9% increase compared with the second quarter of 2015. The increase is due to the higher value of fee-based accounts, as a result of market appreciation and new client assets and revenues from our acquisition of 1919 Investment Counsel in the fourth quarter of 2014.

Compensation and Benefits Expenses

For the quarter ended September 30, 2015, compensation and benefits expenses were $404.2 million, which included $32.2 million of merger-related expenses, compared with $331.4 million in the third quarter of 2014, and $410.0 million in the second quarter of 2015. Compensation and benefits expense included merger-related expenses of $7.2 million in the third quarter of 2014 and $39.6 million in the second quarter of 2015.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues was 62.9% in the third quarter of 2015, compared with 61.8% in the third quarter of 2014 and 62.0% in the second quarter of 2015. Transition pay, which primarily consists of amortization of retention awards, signing bonuses, and upfront notes, as a percentage of net revenues was 3.7% in the third quarter of 2015, compared with 5.1% in the third quarter of 2014 and 3.7% in the second quarter of 2015.

Non-Compensation Operating Expenses

For the quarter ended September 30, 2015, non-compensation operating expenses were $165.0 million, which included merger-related expenses of $17.4 million, compared with $126.2 million in the third quarter of 2014, and $149.7 million in the second quarter of 2015.

Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended September 30, 2015 was 24.9%, compared with 23.3% in the third quarter of 2014 and 22.5% in the second quarter of 2015.

Provision for Income Taxes

The effective income tax rate for the quarter ended September 30, 2015 was 23.1% compared with 39.0% in the third quarter of 2014, and 45.1% in the second quarter of 2015. The effective tax rate for the third quarter of 2015 was positively impacted by a decrease in the Company’s FIN 48 reserve and adjustments associated with the filing of the 2014 Corporate tax return.

Assets and Capital

Assets

•

Assets increased 0.4% to $9.4 billion as of September 30, 2015 from $9.3 billion as of September 30, 2014. The increase is primarily attributable to acquired assets from our acquisitions and an increase in the loan portfolio at Stifel Bank, offset by a decrease in Stifel Bank’s investment portfolio and financial instruments owned, at fair value.

•

At September 30, 2015, the Company’s Level 3 assets of $116.3 million, or 1.2% of total assets, consisted of $57.5 million of auction rate securities and $58.8 million of partnership interests, private company investments, private equity, and fixed income securities. The Company’s Level 3 assets as a percentage of total assets measured at fair value was 6.7% at September 30, 2015.

•	Non-performing assets as a percentage of total assets as of September 30, 2015 was 0.03%.

Capital

•	The Company’s Tier 1 leverage capital ratio was 16.4% at September 30, 2015 and Tier 1 risk-based capital ratio was 29.4% at September 30, 2015.
•	At September 30, 2015, book value per common share was $36.63 based on 68.1 million common shares outstanding.
•	Stockholders’ equity as of September 30, 2015 increased $254.5 million, or 11.4%, to $2.5 billion from $2.2 billion as of September 30, 2014.
•

The Company repurchased $65.9 million, or 1.5 million shares, of its common stock pursuant to the current buyback plan during the third quarter of 2015. On November 3, 2015, the Board of Directors authorized the repurchase of an additional 5.0 million shares. Under existing Board authorizations at November 4, 2015, the Company is permitted to buy an additional 6.8 million shares.

Conference Call Information

Stifel Financial Corp. will host its third quarter 2015 financial results conference call on Wednesday, November 4, 2015, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID #43107515. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are served through Stifel, Nicolaus & Company, Incorporated in the U.S., through Stifel Nicolaus Europe Limited in the United Kingdom and Europe, and through Keefe, Bruyette & Woods, Inc. in the U.S. and Europe. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended					Nine Months Ended
(in thousands, except per share amounts)	9/30/15	9/30/14	% Change	6/30/15	% Change	9/30/15	9/30/14	% Change
Revenues:
Commissions	$194,083	$167,601	15.8	$184,866	5.0	$562,249	$510,070	10.2
Principal transactions	95,593	94,828	0.8	86,597	10.4	281,794	318,312	(11.5)
Brokerage revenues	289,676	262,429	10.4	271,463	6.7	844,043	828,382	1.9

Investment banking	118,753	118,717	*	158,857	(25.2)	400,302	390,848	2.4
Asset management and service fees	130,636	96,638	35.2	119,936	8.9	364,442	280,039	30.1
Other income	18,930	4,803	294.1	13,742	37.8	44,471	18,745	137.2
Operating revenues	557,995	482,587	15.6	563,998	(1.1)	1,653,258	1,518,014	8.9
Interest revenue	43,376	52,096	(16.7)	43,851	(1.1)	129,964	141,035	(7.8)
Total revenues	601,371	534,683	12.5	607,849	(1.1)	1,783,222	1,659,049	7.5
Interest expense	9,796	11,228	(12.8)	10,098	(3.0)	32,914	28,701	14.7
Net revenues	591,575	523,455	13.0	597,751	(1.0)	1,750,308	1,630,348	7.4

Non-interest expenses:
Compensation and benefits	404,205	331,440	22.0	409,998	(1.4)	1,169,896	1,033,478	13.2
Occupancy and equipment rental	53,282	41,611	28.0	48,346	10.2	145,798	125,110	16.5
Communications and office supplies	35,678	27,464	29.9	31,114	14.7	96,026	78,151	22.9
Commission and floor brokerage	12,430	9,971	24.7	9,124	36.2	31,623	28,247	12.0
Other operating expenses	63,632	47,203	34.8	61,098	4.1	176,480	143,945	22.6
Total non-interest expenses	569,227	457,689	24.4	559,680	1.7	1,619,823	1,408,931	15.0

Income from continuing operations before income taxes	22,348	65,766	(66.0)	38,071	(41.3)	130,485	221,417	(41.1)
Provision for income taxes	5,169	25,673	(79.9)	17,183	(69.9)	49,321	87,774	(43.8)
Net income from continuing operations	17,179	40,093	(57.2)	20,888	(17.8)	81,164	133,643	(39.3)

Discontinued operations:
Loss from discontinued operations, net of tax	—	(190)	—	—	—	—	(2,757)	*
Net income	$17,179	$39,903	(56.9)	$20,888	(17.8)	$81,164	$130,886	(38.0)

Earnings per basic common share:
Income from continuing operations	$0.25	$0.60	(58.3)	$0.31	(19.4)	$1.18	$2.01	(40.1)
Loss from discontinued operations	—	—	—	—	—	—	(0.04)	*
Earnings per basic common share	$0.25	$0.60	(58.3)	$0.31	(19.4)	$1.18	$1.97	(40.1)

Earnings per diluted common share:
Income from continuing operations	$0.22	$0.52	(57.7)	$0.27	(18.5)	$1.04	$1.76	(39.5)
Loss from discontinued operations	—	—	—	—	—	—	(0.04)	*
Earnings per basic diluted share	$0.22	$0.52	(57.7)	$0.27	(18.5)	$1.04	$1.72	(39.5)

Weighted average number of common shares outstanding:
Basic	69,633	66,691	4.4	68,370	1.8	68,675	66,344	3.5
Diluted	79,759	76,681	4.0	77,856	2.4	78,326	76,011	3.0

* Percentage not meaningful.

Statistical Information

(in thousands, except per share, employee and location amounts)
	9/30/15	9/30/14	% Change	6/30/15	% Change
Statistical Information:
Book value per share	$36.63	$33.92	8.0	$36.35	0.8
Financial advisors [2]	2,846	2,096	35.8	2,823	0.8
Full-time associates [3]	6,865	5,944	15.5	6,819	0.7
Locations	391	360	8.6	398	(1.8)
Total client assets	$208,085,000	$172,742,000	20.5	$208,628,000	(0.3)

Business Segment Results

Summary Segment Results (Unaudited)
	Three Months Ended					Nine Months Ended
(in 000s)	9/30/15	9/30/14	% Change	6/30/15	% Change	9/30/15	9/30/14	% Change
Net revenues:
Global Wealth Management	$357,306	$317,241	12.6	$343,382	4.1	$1,030,097	$921,671	11.8
Institutional Group	232,125	215,160	7.9	258,538	(10.2)	729,269	720,849	1.2
Other	2,144	(8,946)	124.0	(4,169)	(151.4)	(9,058)	(12,172)	25.6
	$591,575	$523,455	13.0	$597,751	(1.0)	$1,750,308	$1,630,348	7.4
Operating contribution: [4]
Global Wealth Management	$97,227	$94,026	3.4	$93,975	3.5	$290,049	$262,800	10.4
Institutional Group	25,853	29,500	(12.4)	41,942	(38.4)	100,124	117,812	(15.0)
Other	(51,128)	(45,649)	(12.0)	(43,122)	(18.6)	(144,619)	(137,034)	(5.5)
	$71,952	$77,877	(7.6)	$92,795	(22.5)	$245,554	$243,578	0.8
As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	57.1	55.9		57.1		56.6	56.8
Institutional Group	62.0	61.2		61.9		62.2	61.5
Non-comp. operating expenses
Global Wealth Management	15.7	14.5		15.5		15.2	14.7
Institutional Group	26.9	25.1		21.9		24.1	22.2
Income before income taxes
Global Wealth Management	27.2	29.6		27.4		28.2	28.5
Institutional Group	11.1	13.7		16.2		13.7	16.3
	12.2	14.8		15.5		14.1	14.9

[2]	Includes 755, 139, and 736 independent contractors as of September 30, 2015, September 30, 2014, and June 30, 2015.
[3]	Excludes independent contractors.
[4]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended					Nine Months Ended
(in 000s)	9/30/15	9/30/14	% Change	6/30/15	% Change	9/30/15	9/30/14	% Change
Revenues:
Commissions	$134,476	$113,177	18.8	$125,121	7.5	$375,811	$338,378	11.1
Principal transactions	34,843	44,373	(21.5)	33,682	3.4	110,531	140,011	(21.1)
Brokerage revenues	169,319	157,550	7.5	158,803	6.6	486,342	478,389	1.7

Asset management and service fees	129,032	96,354	33.9	119,734	7.8	362,432	279,671	29.6
Net interest	36,326	43,357	(16.3)	37,454	(3.0)	111,703	114,458	(2.4)
Investment banking	10,146	13,488	(24.8)	15,128	(32.9)	35,374	35,752	(1.1)
Other income	12,483	6,492	92.3	12,263	1.7	34,246	13,401	155.5
Net revenues	357,306	317,241	12.6	343,382	4.1	1,030,097	921,671	11.8
Non-interest expenses:
Compensation and benefits	203,959	177,296	15.0	196,234	3.9	583,436	523,188	11.5
Non-compensation operating expenses	56,120	45,919	22.2	53,173	5.5	156,612	135,683	15.4
Total non-interest expenses	260,079	223,215	16.5	249,407	4.3	740,048	658,871	12.3
Income before income taxes	$97,227	$94,026	3.4	$93,975	3.5	$290,049	$262,800	10.4

As a percentage of net revenues:
Compensation and benefits	57.1	55.9		57.1		56.6	56.8
Non-compensation operating expenses	15.7	14.5		15.5		15.2	14.7
Income before income taxes	27.2	29.6		27.4		28.2	28.5

Stifel Bank & Trust (Unaudited)
Key Statistical Information
(in 000s, except percentages)	9/30/15	9/30/14	% Change	6/30/15	% Change
Other information:
Assets	$4,619,093	$4,977,194	(7.2)	$4,786,248	(3.5)
Investment securities	1,749,590	2,720,860	(35.7)	1,907,282	(8.3)
Retained loans, net	2,706,074	1,988,076	36.1	2,626,508	3.0
Loans held for sale	179,588	104,277	72.2	183,991	(2.4)
Deposits	4,116,814	4,552,522	(9.6)	4,313,940	(4.6)

Allowance as a percentage of loans	1.13%	1.18%		0.98%
Non-performing assets as a percentage of total assets	0.03%	0.07%		0.13%

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended					Nine Months Ended
(in 000s)	9/30/15	9/30/14	% Change	6/30/15	% Change	9/30/15	9/30/14	% Change
Revenues:
Commissions	$59,607	$52,013	14.6	$58,821	1.3	$182,637	$164,423	11.1
Principal transactions	60,750	52,866	14.9	53,839	12.8	175,064	185,569	(5.7)
Brokerage revenues	120,357	104,879	14.8	112,660	6.8	357,701	349,992	2.2
Capital raising	59,466	54,290	9.5	80,540	(26.2)	203,154	185,029	9.8
Advisory fees	49,142	50,939	(3.5)	63,189	(22.2)	161,773	170,068	(4.9)
Investment banking	108,608	105,229	3.2	143,729	(24.4)	364,927	355,097	2.8
Other [5]	3,160	5,052	(37.5)	2,149	46.9	6,641	15,760	(57.9)
Net revenues	232,125	215,160	7.9	258,538	(10.2)	729,269	720,849	1.2
Non-interest expenses:
Compensation and benefits	143,911	131,589	9.4	160,077	(10.1)	453,399	443,104	2.3
Non-compensation operating expenses	62,361	54,071	15.3	56,519	10.3	175,746	159,933	9.9
Total non-interest expenses	206,272	185,660	11.1	216,596	(4.8)	629,145	603,037	4.3
Income before income taxes	$25,853	$29,500	(12.4)	$41,942	(38.4)	$100,124	$117,812	(15.0)

As a percentage of net revenues:
Compensation and benefits	62.0	61.2		61.9		62.2	61.5
Non-compensation operating expenses	26.9	25.1		21.9		24.1	22.2
Income before income taxes	11.1	13.7		16.2		13.7	16.3

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)
	Three Months Ended					Nine Months Ended
(in 000s)	9/30/15	9/30/14	% Change	6/30/15	% Change	9/30/15	9/30/14	% Change
Institutional brokerage:
Equity	$59,769	$57,408	4.1	$60,701	(1.5)	$180,318	$182,847	(1.4)
Fixed income	60,588	47,471	27.6	51,959	16.6	177,383	167,145	6.1
Institutional brokerage	$120,357	$104,879	14.8	$112,660	6.8	$357,701	$349,992	2.2

Investment banking:
Capital raising:
Equity	$33,332	$41,517	(19.7)	$47,400	(29.7)	$123,151	$146,913	(16.2)
Fixed income	26,134	12,773	104.6	33,140	(21.1)	80,003	38,116	109.9
Capital raising	59,466	54,290	9.5	80,540	(26.2)	203,154	185,029	9.8
Advisory fees:	49,142	50,939	(3.5)	63,189	(22.2)	161,773	170,068	(4.9)
Investment banking	$108,608	$105,229	3.2	$143,729	(24.4)	$364,927	$355,097	2.8

[5]	Includes net interest, other income, and asset management & service fees.

Non-GAAP Financial Measures

The Company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share as additional measures to aid in understanding and analyzing the Company’s financial results for the three and nine months ended September 30, 2015. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. These non-GAAP amounts primarily exclude acquisition related expenses which management believes are duplicative and will be eliminated, stock-based compensation and other expenses which in managements view are not representative of ongoing business.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share on a GAAP basis for the three and nine months ended September 30, 2015 to the aforementioned expenses on a non-GAAP basis for the same period.

	Three Months Ended September 30, 2015			Nine Months Ended September 30, 2015
(in 000s, except per share amounts)	Non-GAAP	Adjustments	GAAP	Non-GAAP	Adjustments	GAAP
Net revenues	$591,607	$(32)	$591,575	$1,753,051	$(2,743)	$1,750,308

Non-interest expenses:
Compensation and benefits	372,023	32,182	404,205	1,094,664	75,232	1,169,896
Non-compensation operating expenses	147,632	17,390	165,022	412,833	37,094	449,927
Total non-interest expenses	519,655	49,572	569,227	1,507,497	112,326	1,619,823
Income before income taxes	71,952	(49,604)	22,348	245,554	(115,069)	130,485
Provision for income taxes	24,247	(19,078)	5,169	92,820	(43,499)	49,321
Net income	$47,705	$(30,526)	$17,179	$152,734	$(71,570)	$81,164

Earnings per share::
Basic	$0.69	$(0.44)	$0.25	$2.22	$(1.04)	$1.18
Diluted	$0.60	$(0.38)	$0.22	$1.95	$(0.91)	$1.04

As a percentage of net revenues:
Compensation and benefits	62.9		68.3	62.4		66.8
Non-compensation operating expenses	24.9		27.9	23.5		25.7
Income before income taxes	12.2		3.8	14.1		7.5

Investor Relations

Sarah Anderson

(415) 364-2500, investorrelations@stifel.com